U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
October 7, 2005

SITEWORKS BUILDING
AND
DEVELOPMENT CO., INC.

Florida	58 -259 0047
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

         2534 N Miami Ave, Miami Florida   33127
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       (305) 573 9339
(ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

C M Nurse
Email: cnurse@mysiteworks.net

SiteWorks Building Announces USD10,000,000 G M P
contract for approx 1100 affordable units

MIAMI, October 7, 2005 -- Management of SiteWorks, Inc. (OTC.BB SWKJ), a construction and real estate development company, announced today that the company has signed a guaranteed maximum Price Contract with Knightsbridge Law Co. Ltd a Thai firm, for the construction of affordable housing in Lopburi Province , Thailand.

CEO C. Michael Nurse stated, "These houses are built pursuant to a government initiative for low cost units. This contact which has a GMP (guaranteed maximum price) of 10,000,000 USD is the first of several projects we expect to secure through the help of our local business development agent Prestige Asia. We expect work to begin within the next several weeks on this particular contract. We are in negotiations on a number of other projects and we expect the status of those discussions will be announced in the near future."

SiteWorks, Inc. is a Florida company engaged in the business of total site and built environment solutions. The company's core business is the construction of semi custom housing developments condo conversions, and middle-income multifamily buildings. SiteWorks, Inc. also performs construction management and general construction services. Other services provided include the marketing and distribution of innovative construction related and other technology products.

This press release contains "forward-looking" statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). All statements that are included in this press release other than statements of historical fact are "forward-looking" statements. Although SiteWorks believes that the expectations reflecting in these forward-looking statements are reasonable, it can give no assurance that such expectations will materialize. Important factors could cause actual results to differ materially from the expectations as disclosed herein, including without limitation, in conjunction with these forward-looking statements contained in this press release.

SOURCE: SiteWorks Building & Development Co.,

    2534 N Miami Ave Miami Florida 33140
     P O Box 331238 Miami, Florida 33133
     Phone 305 573 9339Fax 305 573 9495

www,mysiteworks,net

Date: October 7 , 2005
/s/C. Michael Nurse
C. Michael Nurse
Chief Executive Officer